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FOR IMMEDIATE RELEASE

November 5, 2013

Company:	Dominion

Contacts:

Media:	Ryan Frazier (804) 819-2521, C.Ryan.Frazier@dom.com
Analysts:	Nathan Frost (804) 819-2187, Nathan.J.Frost@dom.com

DOMINION ANNOUNCES THIRD-QUARTER 2013 EARNINGS

• Third-quarter 2013 operating earnings of $1.00 per share compared to guidance of 85 cents to 95 cents
• Third-quarter 2013 GAAP earnings of 98 cents per share
• Company affirms 2013 operating earnings guidance of $3.20 to $3.50 per share
• Conference call scheduled for 10 a.m. ET today

RICHMOND, Va. – Dominion (NYSE: D) today announced unaudited reported earnings determined in accordance with Generally Accepted Accounting Principles (GAAP) for the three months ended Sept. 30, 2013, of $569 million ($0.98 per share), compared to $209 million ($0.36 per share) for the same period in 2012.

Operating earnings for the three months ended Sept. 30, 2013, amounted to $583 million ($1.00 per share), compared to operating earnings of $526 million ($0.92 per share) for the same period in 2012.  Operating earnings are defined as reported (GAAP) earnings adjusted for certain items.

Dominion uses operating earnings as the primary performance measurement of its earnings guidance and results for public communications with analysts and investors.  Dominion also uses operating earnings internally for budgeting, for reporting to the Board of Directors, for the company’s incentive compensation plans, for its targeted dividend payouts, and other purposes. Dominion management believes operating earnings provide a more meaningful representation of the company’s fundamental earnings power.

The principal difference between GAAP earnings and operating earnings for the quarter is related to the rescoping of activities of Producer Services.

Business segment results and detailed descriptions of items included in 2013 and 2012 reported earnings but excluded from operating earnings can be found on Schedules 1, 2 and 3 of this release.

Thomas F. Farrell II, chairman, president and chief executive officer, said:

“Our third-quarter results came in above our guidance range of $0.85 to $0.95 per share reflecting the benefit from our contribution of TL-388 to Blue Racer Midstream and lower operation and maintenance expenses.  During the quarter we also recoginized significant milestones associated with our infrastructure growth plan.

“We welcomed approval from the U.S. Department of Energy for natural gas exports to non-Free Trade Agreement countries from our Dominion Cove Point LNG facility.  Pending receipt of regulatory approval and permits, construction is scheduled to begin in 2014, with an in-service date of 2017.  We also created Dominion Gas Holdings, a first tier subsidiary holding company for most of our regulated natural gas businesses, and announced our intention to form a Master Limited Partnership in 2014.

“Construction of our Warren County Power Station reached a major milestone as the station is now about 60 percent complete and remains on track to be online by the fourth quarter of 2014.  The 1,329-megawatt, combined-cycle power station will help Dominion meet the growing energy needs in Northern Virginia and throughout the state.  We also received approval from the Virginia SCC for the Brunswick County Power Station and have begun construction on the 1,358-megawatt combined-cycle power station with commercial service expected to begin in the summer of 2016.”

Third-quarter 2013 operating earnings compared to 2012

The increase in third-quarter 2013 operating earnings per share as compared to third-quarter 2012 operating earnings per share is primarily attributable to the benefit from our contribution of TL-388 to Blue Racer Midstream and higher revenues related to our gas transmission growth projects.  Negative factors for the quarter were milder than normal weather in the regulated electric service territory and higher utility generation outage expense.

Details of third-quarter 2013 operating earnings as compared to 2012 can be found on Schedule 4 of this release.

Fourth-quarter and full-year 2013 operating earnings guidance

Dominion expects fourth-quarter 2013 operating earnings in the range of 85 cents per share to 95 cents per share as compared to fourth-quarter 2012 operating earnings of 69 cents per share.  Positive factors for the fourth-quarter of 2013 compared to the same period of the prior year include lower merchant nuclear outage expense, lower operations and maintenance expenses, higher rate adjustment clause revenues and anticipated growth in our electric service territory.  Negative factors for the quarter include the absence of a benefit from the contribution of assets to Blue Racer Midstream and higher interest expense. The reported GAAP loss for the fourth quarter of 2012 was $1.15 per share.  A reconciliation between operating and GAAP earnings for the fourth quarter of 2012 can be found on Schedule 3 of this release.

Amounts for 2012 have been recast to reflect results for Brayton Point and Kincaid generating stations as discontinued operations.  However, Dominion uses originally reported 2012 amounts prior to recast to calculate operating earnings growth targets as well as for comparison to 2012 and 2013 operating earnings and statistics.

In providing its fourth-quarter and full-year 2013 operating earnings guidance, the company notes that there could be differences between expected reported earnings and estimated operating earnings for matters such as, but not limited to, divestitures or changes in accounting principles. At this time, Dominion management is not able to estimate the aggregate impact, if any, of these items on reported earnings, other than those as set forth on Schedule 2 – Reconciliation of 2013 Operating Earnings to Reported Earnings on page 8 of the 3Q13 Earnings Release Kit. Accordingly, the company is not able to provide a corresponding GAAP equivalent for its operating earnings guidance.

Conference call today

Dominion will host its third-quarter earnings conference call at 10 a.m. ET on Tuesday, November 5.  Dominion management will discuss its third-quarter financial results and other matters of interest to the financial community.

Domestic callers should dial (866) 710-0179. The passcode for the conference call is “Dominion.”  International callers should dial (334) 323-9872.  Participants should dial in 10 to 15 minutes prior to the scheduled start time.  Members of the media also are invited to listen.

A live webcast of the conference call, including accompanying slides, and the Earnings Release Kit will be available on the company’s investor information page at www.dom.com/investors.

A replay of the conference call will be available beginning about 1 p.m. ET November 5 and lasting until 11 p.m. ET November 12.  Domestic callers may access the recording by dialing (877) 919-4059.  International callers should dial (334) 323-7226.  The PIN for the replay is 10174080.  Additionally, a replay of the webcast will be available on the company’s investor information page by the end of the day November 5.

Dominion is one of the nation's largest producers and transporters of energy, with a portfolio of approximately 23,500 megawatts of generation, 11,000 miles of natural gas transmission, gathering and storage pipeline, and 6,400 miles of electric transmission lines.  Dominion operates one of the nation's largest natural gas storage systems with 947 billion cubic feet of storage capacity and serves retail energy customers in 15 states. For more information about Dominion, visit the company's website at www.dom.com.

This release contains certain forward-looking statements, including forecasted operating earnings for fourth-quarter and full-year 2013 which are subject to various risks and uncertainties.  Factors that could cause actual results to differ materially from management's projections, forecasts, estimates and expectations may include factors that are beyond the company's ability to control or estimate precisely, including fluctuations in energy-related commodity prices, estimates of future market conditions, additional competition in our industries, changes in the demand for Dominion’s services, access to and costs of capital, fluctuations in the value of our pension assets and assets held in our decommissioning trusts, impacts of acquisitions, divestitures and retirements of assets based on asset portfolio reviews, the receipt of regulatory approvals for, and timing of, planned projects, acquisitions and divestitures, and the ability to complete planned construction or expansion projects at all or within the terms and timeframes initially anticipated.  Other factors include, but are not limited to, weather conditions and other events, including the effects of hurricanes, earthquakes, high winds, major storms and changes in water temperatures on operations, the risk associated with the operation of nuclear facilities, unplanned outages at facilities in which Dominion has an ownership interest, the impact of operational hazards and catastrophic events, state and federal legislative and regulatory developments, including changes in federal and state tax laws and changes to environmental and other laws and regulations, including those related to climate change, greenhouse gases and other emissions to which we are subject, political and economic conditions, industrial, commercial and residential growth or decline in Dominion’s service area, risks of operating businesses in regulated industries that are subject to changing regulatory structures, changes to regulated gas and electric rates collected by Dominion, changes to rating agency requirements and ratings, changing financial accounting standards, fluctuations in interest rates, employee workforce factors, including collective bargaining, counter-party credit and performance risks, adverse outcomes in litigation matters or regulatory proceedings, the risk of hostile cyber intrusions and other uncertainties.  Other risk factors are detailed from time to time in Dominion’s quarterly reports on Form 10-Q or most recent annual report on Form 10-K filed with the Securities and Exchange Commission.
###

Schedule 1 - Segment Operating Earnings

Preliminary, Unaudited
(millions, except earnings per share)	Three months ended September 30,
	2013	2012	Change
Earnings:
Dominion Virginia Power	$124	$119	$5
Dominion Energy	169	104	65
Dominion Generation	338	363	(25)
Corporate and Other	(48)	(60)	12
OPERATING EARNINGS	$583	$526	$57
Items excluded from operating earnings 2, 3	(14)	(317)	303
REPORTED EARNINGS 1	$569	$209	$360

Common Shares Outstanding (average, diluted)	580.1	574.7

Earnings Per Share (EPS):
Dominion Virginia Power	$0.21	$0.21	$ -
Dominion Energy	0.29	0.18	0.11
Dominion Generation	0.58	0.63	(0.05)
Corporate and Other	(0.08)	(0.10)	0.02
OPERATING EARNINGS	$1.00	$0.92	$0.08
Items excluded from operating earnings 2	(0.02)	(0.56)	0.54
REPORTED EARNINGS 1	$0.98	$0.36	$0.62

(millions, except earnings per share)	Nine months ended September 30,
	2013	2012*	Change
Earnings:
Dominion Virginia Power	$398	$428	$(30)
Dominion Energy	472	362	110
Dominion Generation	730	737	(7)
Corporate and Other	(186)	(178)	(8)
OPERATING EARNINGS	$1,414	$1,349	$65
Items excluded from operating earnings 2, 4	(148)	(388)	240
REPORTED EARNINGS 1	$1,266	$961	$305

Common Shares Outstanding (average, diluted)	578.8	573.2

Earnings Per Share (EPS):
Dominion Virginia Power	$0.69	$0.75	$(0.06)
Dominion Energy	0.81	0.63	0.18
Dominion Generation	1.26	1.29	(0.03)
Corporate and Other	(0.32)	(0.31)	(0.01)
OPERATING EARNINGS	$2.44	$2.36	$0.08
Items excluded from operating earnings 2	(0.25)	(0.68)	0.43
REPORTED EARNINGS 1	$2.19	$1.68	$0.51

1)	Determined in accordance with Generally Accepted Accounting Principles (GAAP).
2)	Items excluded from operating earnings are reported in Corporate and Other segment. Refer to Schedules
2 and 3 for details, or find "GAAP Reconciliation" on Dominion's website at www.dom.com/investors.
3)	Pre-tax amounts for the current period and the prior period are $4 million and ($480) million, respectively.
4)	Pre-tax amounts for the current period and the prior period are ($228) million and ($596) million, respectively.

*	Reflects amounts as originally reported prior to recast of results for Brayton Point and Kincaid generating stations as discontinued operations.

Schedule 2 - Reconciliation of 2013 Operating Earnings to Reported Earnings

2013 Earnings (Nine months ended September 30, 2013)

The net effects of the following items, all shown on an after-tax basis, are included in 2013 reported earnings, but are excluded from operating earnings:

•	$92 million net loss from discontinued operations of two merchant power stations (Brayton Point & Kincaid) which were sold in third quarter 2013.
•	$74 million net charge related to an impairment of certain natural gas infrastructure assets and the repositioning of Producer Services.
•	$17 million charge associated with our operating expense reduction initiative, primarily reflecting severance pay and other employee-related costs.
•	$30 million net gain related to our investments in nuclear decommissioning trust funds.
•	$5 million net benefit related to other items.

	(millions, except per share amounts)	1Q13	2Q13	3Q13	4Q13	YTD 2013	2
	Operating earnings	$476	$355	$583		$1,414
	Items excluded from operating earnings (after-tax):
	Discontinued operations - Brayton Point & Kincaid	1	(70)	(23)		(92)
	Gas infrastructure & repositioning		(57)	(17)		(74)
	O&M expense reduction initiative		(17)			(17)
	Net gain in nuclear decommissioning trust funds	20	1	9		30
	Other items	(2)	(10)	17		5
	Total items excluded from operating earnings (after-tax) 1	19	(153)	(14)		(148)
	Reported net income	$495	$202	$569		$1,266
	Common shares outstanding (average, diluted)	577.5	578.9	580.1		578.8
	Operating earnings per share	$0.83	$0.62	$1.00		$2.44
	Items excluded from operating earnings (after-tax)	0.03	(0.27)	(0.02)		(0.25)
	Reported earnings per share	$0.86	$0.35	$0.98		$2.19

1)	Pre-tax amounts for items excluded from operating earnings are reflected in the following table:
	Items excluded from operating earnings:	1Q13	2Q13	3Q13	4Q13	YTD 2013

	Discontinued operations - Brayton Point & Kincaid	1	(119)	(17)		(135)
	Gas infrastructure & repositioning		(107)	(23)		(130)
	O&M expense reduction initiative		(28)			(28)
	Net gain in nuclear decommissioning trust funds	34	1	15		50
	Other items	(4)	(10)	29		15
	Total items excluded from operating earnings	$31	($263)	$4		($228)

2)	YTD EPS may not equal sum of quarters due to share count differences.

Schedule 3 - Reconciliation of 2012 Operating Earnings to Reported Earnings

2012 Earnings (twelve months ended December 31, 2012) 3

The net effects of the following items, all shown on an after-tax basis, are included in 2012 reported earnings, but are excluded from operating earnings:

•	$1.1 billion net loss, including an impairment charge, associated with certain fossil fuel-fired merchant power stations which Dominion decided to market for sale in the third quarter of 2012.
•	$303 million net loss, including impairment charges, primarily resulting from the planned shutdown of our Kewaunee nuclear merchant power station.
•	$53 million of restoration costs associated with severe storms affecting our Dominion Virginia Power and Dominion North Carolina Power service territories.
•	$22 million net loss from discontinued operations of two merchant power stations (State Line and Salem Harbor) which were sold in 2012.
•	$5 million net benefit related to other items.

	(millions, except per share amounts)	1Q12	2Q12	3Q12	4Q12	YTD 2012	2
	Operating earnings	$486	$337	$526	$400	$1,749
	Items excluded from operating earnings (after-tax):
	Fossil fuel-fired merchant power stations			(45)	(1,029)	(1,074)
	Kewaunee power station	2	(18)	(281)	(6)	(303)
	Severe storms		(45)	3	(11)	(53)
	Discontinued operations - State Line & Salem Harbor	1	(18)	(5)		(22)
	Other items	5	2	11	(13)	5
	Total items excluded from operating earnings (after-tax) 1	8	(79)	(317)	(1,059)	(1,447)
	Reported net income	$494	$258	$209	($659)	$302
	Common shares outstanding (average, diluted)	571.9	573.1	574.7	575.0	573.9
	Operating earnings per share	$0.85	$0.59	$0.92	$0.69	$3.05
	Items excluded from operating earnings (after-tax)	0.01	(0.14)	(0.56)	(1.84)	(2.52)
	Reported earnings per share	$0.86	$0.45	$0.36	($1.15)	$0.53

1)	Pre-tax amounts for items excluded from operating earnings are reflected in the following table:
	Items excluded from operating earnings:	1Q12	2Q12	3Q12	4Q12	YTD 2012

	Fossil fuel-fired merchant power stations			(34)	(1,670)	(1,704)
	Kewaunee power station	3	(26)	(435)	(9)	(467)
	Severe storms		(74)	5	(18)	(87)
	Discontinued operations - State Line & Salem Harbor	2	(32)	(19)		(49)
	Other items	8	3	3	10	24
	Total items excluded from operating earnings	$13	($129)	($480)	($1,687)	($2,283)

2)	YTD 2012 EPS may not equal sum of quarters due to share count differences.
3)	Reflects amounts as originally reported prior to recast of results for Brayton Point and Kincaid generating stations as
	discontinued operations.

Schedule 4 - Reconciliation of 2013 Earnings to 2012

Preliminary, unaudited	Three Months Ended
(millions, except EPS)	September 30,
	2013 vs. 2012
	Increase / (Decrease)
Reconciling Items	Amount	EPS

Dominion Virginia Power
Regulated electric sales:
Weather	($6)	($0.01)
Other	3	0.00
FERC Transmission equity return	10	0.02
Retail energy marketing operations	8	0.01
Other	(10)	(0.02)
Change in contribution to operating earnings	$5	$0.00

Dominion Energy
Gas Transmission margin	$28	$0.04
Blue Racer Midstream JV	42	0.07
Depreciation	(3)	0.00
Other	(2)	0.00
Change in contribution to operating earnings	$65	$0.11

Dominion Generation
Regulated electric sales:
Weather	($15)	($0.02)
Other	3	0.00
Merchant generation margin	4	0.01
Rate adjustment clause equity return	2	0.00
PJM ancillary services	(9)	(0.02)
Outage costs	(10)	(0.02)
Change in contribution to operating earnings	($25)	($0.05)

Corporate and Other
Change in contribution to operating earnings	$12	$0.02

Change in consolidated operating earnings	$57	$0.08

Change in items excluded from operating earnings 1	$303	$0.54

Change in reported earnings (GAAP)	$360	$0.62

1)	Refer to Schedules 2 and 3 for details of items excluded from operating earnings, or find "GAAP Reconciliation"
on Dominion's website at www.dom.com/investors.